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                                                                    EXHIBIT 99

neoware
[GRAPHIC OMITTED]





PRESS RELEASE
FOR IMMEDIATE RELEASE


                    Neoware Forms Worldwide Alliance with IBM

                Neoware To Supply Thin Client Appliances to IBM,
               Licenses IBM Technology to Develop Next Generation
                         Thin Client Appliance Products;
             IBM to Provide Service and Support for Neoware Products


         KING OF PRUSSIA, PA - January 8, 2002 - Neoware Systems, Inc. (NASDAQ:
NWRE), the leading supplier of award winning software, services, and solutions for the Appliance Computing market, today announced that it has entered into a worldwide alliance with IBM Corporation (NYSE: IBM) under which it will be the preferred provider of thin client appliance products to IBM and its customers.

         Effective immediately, Neoware's broad family of award-winning thin client appliances is available through Options by IBM, IBM's premier third-party marketing and distribution program. The Neoware and IBM alliance significantly expands the thin client products available to IBM customers, who now have a choice of Neoware thin client appliances based on Windows CE, Windows NT Embedded, Windows XP Embedded, and Linux, all with Neoware's unique software enhancements for security and manageability. IBM and Neoware intend to enter into a services agreement under which Neoware's customers will be able to receive IBM support and repair services throughout North America and Europe.

         In addition, Neoware has licensed IBM's thin client technologies, including intellectual property associated with its thin client software, terminal emulation, and systems management tools, and will provide IBM's customers with a cost-effective migration path to a new generation of thin client appliance products.

         "As a part of our efforts to focus, streamline, and simplify our PC business, we are pleased to create an alliance with Neoware to provide our customers with the next generation of thin client devices and software," stated Yvonne Perkins, Vice President of Net Devices for IBM. "Neoware's software-based business strategy and thin client products are an excellent fit for our customers' needs today and into the future."
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         Neoware intends to provide new software upgrades to the installed base of IBM thin clients using the software technology that it has licensed from IBM, enabling IBM's customers to easily migrate to Neoware thin clients. By making new thin client software available for IBM's NetVista 2200, 2800, and N70 products, Neoware will empower IBM customers to continue to use their installed IBM devices with new Neoware software featuring the latest browsers, ICA and RDP clients, and other thin client features, providing investment protection and lowering total cost of ownership. It is Neoware's intention to offer a new version of its powerful ezRemote Manager software, uniting it with IBM's robust management software. This will simplify customer migration to Neoware appliances by providing one suite of management tools for existing IBM thin clients, as well as Neoware's Eon and Capio appliances, further driving down administration costs.

         "As a leader in the thin client appliance market with a global presence, and with access to IBM's thin client software portfolio, Neoware is perfectly positioned to enable IBM customers to migrate easily to the latest thin client products," said Michael Kantrowitz, President and CEO of Neoware Systems. "This alliance with IBM enables Neoware to reach a much larger group of customers, and to offer quality IBM service and support. We are eager to work closely with IBM to support its customers and build this business. For our existing customers, Neoware's alliance with IBM further strengthens Neoware's service and support offerings in the thin client appliance market, and further extends our leadership position in this dynamic and growing market."

         Customers can receive information about Neoware's thin client appliances by contacting Neoware on the web at www.neoware.com, via email at info@neoware.com, or by telephone at 1-800-Neoware (636-9273) in the US and +1 610-277-8300 outside the US.

About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a new Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices. Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives. More information about Neoware can be found on the Web at www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.

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This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, including statements regarding the alliance with IBM, the cost benefits and other advantages of the Company's products, Neoware's ability to develop and provide the next generation devices and software to, and a seamless transition for, IBM's customers, the migration of IBM's thin client customers to Neoware's products, the execution of a services agreement with IBM, the benefits to Neoware resulting from IBM's service and support for Neoware thin client appliances, the growth of Neoware's business, revenues, profitability and customer base, and enhancement of Neoware's leadership position. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statements include Neoware's timely development and IBM's customers' acceptance of Neoware's next generation devices and software, Neoware's ability to perform its ongoing obligations under its agreements with IBM, pricing pressures, rapid technological changes in the industry, lack of growth of the appliance computing market, increased competition, Neoware's ability to attract and retain qualified personnel, adverse changes in customer order patterns, adverse changes in general economic conditions in the U. S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2001.

Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


NEOWARE CONTACT:

Vince Dolan
Neoware Systems, Inc.
610-277-8300
vince.dolan@neoware.com